United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$52,260
Unrealized Gain (Loss) on Market Value of Futures	3,285,600
Dividend Income	991
Interest Income	592
Total Income (Loss)	$3,339,443

Expenses
General Partner Management Fees	$26,780
Tax Reporting Fees	8,876
Audit Fees	6,496
Legal Fees	1,690
Non-interested Directors' Fees and Expenses	686
NYMEX License Fee	669
Prepaid Insurance Expense	652
Brokerage Commissions	333
Total Expenses	$46,182
Net Income (Loss)	$3,293,261

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/14	$56,228,736
Net Income (Loss)	3,293,261

Net Asset Value End of Month	$59,521,997
Net Asset Value Per Share (1,350,000 Shares)	$44.09

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612